Exhibit 99.1

MEDIA CONTACT	Kevin Bagby
TELEPHONE	(800) 458-2235

FOR IMMEDIATE RELEASE February 13, 2007

FreightCar America Names New Chairman of the Board

Chicago, IL, February 13, 2007 – FreightCar America, Inc. (NASDAQ: RAIL) announced today the election of Thomas M. Fitzpatrick as non-executive Chairman of its Board of Directors. He will succeed Camillo M. Santomero, who plans to resign as Chairman and as a director on March 15, 2007. Mr. Fitzpatrick will become Chairman when Mr. Santomero resigns.

Mr. Fitzpatrick, 53, has been a director of FreightCar America since December 2005. Mr. Santomero said, “Tom Fitzpatrick has played a key role in many of the Board’s initiatives to strengthen FreightCar America since the Company went public. His thoughtful judgment and years of experience will help the Board to work effectively with our management to build value for our stockholders.”

Mr. Santomero has been a director since 1999 and Chairman of FreightCar America’s Board since December 2004. Announcing his resignation, he said, “In the last two years, FreightCar America has successfully gone public and achieved unprecedented financial results and operating performance. Management of the Company is in good hands, and it is the right time for me to hand off the leadership of the Board to Tom.”

“Camillo Santomero’s extraordinary leadership has transformed FreightCar America,” Mr. Fitzpatrick said, “and our shareholders owe him a debt of gratitude. Under his chairmanship, the Company has built a strong financial and operating platform. We will miss his counsel and insight.”

“The FreightCar America Board has a shared commitment to achieving best practices in corporate governance,” Mr. Fitzpatrick said. “I look forward to working with the Board and Company management to address the strategic opportunities and challenges that the Company has ahead of it.”

Mr. Fitzpatrick is the managing principal of Chicago-based Fitzpatrick Law Offices, a business law firm. He is also the managing director of Harper Laboratories LLC, a venture management and investment firm with offices in Chicago and Geneva, Switzerland. Mr. Fitzpatrick has a B.A. from Yale University and a J.D. from New York University Law School.

Mr. Fitzpatrick is currently the chairman of FreightCar America’s Nominating and Corporate Governance Committee. When he becomes Chairman of the Board, Robert N. Tidball will replace Mr. Fitzpatrick as chairman of the Nominating and Corporate Governance Committee, and Thomas A. Madden will replace Mr. Tidball as chairman of the Compensation Committee. Christian Ragot has also been named to the Company’s Strategy and Growth Committee, effective immediately.

FreightCar America, Inc. manufactures railroad freight cars, with particular expertise in coal-carrying railcars. In addition to coal cars, FreightCar America designs and builds flat cars, mill gondola cars, intermodal cars, coil steel cars and motor vehicle carriers. It is headquartered in Chicago, Illinois and has manufacturing facilities in Danville, Illinois, Roanoke, Virginia and Johnstown, Pennsylvania.

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and acceptance of customer orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise. More information about FreightCar America is available on its website at www.freightcaramerica.com.